Exhibit 21.1

List of Subsidiaries of Berry Plastics Holding Corporation
Berry Plastics Corporation
Berry Iowa Corporation (DE)
Packerware Corporation (DE)
Knight Plastics, Inc. (DE)
Berry Sterling Corporation (DE)
Berry Plastics Design Corporation (DE)
Poly-Seal Corporation (DE)
Venture Packaging, Inc. (DE)
Venture Packaging Midwest, Inc. (DE)
Berry Plastics Technical Services, Inc. (DE)
CPI Holding Corporation (DE)
Cardinal Packaging, Inc. (OH)
AeroCon, Inc. (DE)
Pescor, Inc. (DE)
Landis Plastics, Inc. (IL)
Berry Plastics Acquisition Corporation II (DE)
Berry Plastics Acquisition Corporation III (DE)
Berry Plastics Acquisition Corporation V (DE)
Berry Plastics Acquisition Corporation VII (DE)
Berry Plastics Acquisition Corporation VIII (DE)
Berry Plastics Acquisition Corporation IX (DE)
Berry Plastics Acquisition Corporation X (DE)
Berry Plastics Acquisition Corporation XI (DE)
Berry Plastics Acquisition Corporation XII (DE)
Berry Plastics Acquisition Corporation XIII (DE)
Berry Plastics Acquisition Corporation XIV, LLC (DE)
Berry Plastics Acquisition Corporation XV, LLC (DE)
NIM Holdings Limited (E&W)
Capsol Berry Plastics S.p.A. (Italy)
Ociesse S.r.l. (Italy)
Berry Plastics Asia Pte. Ltd (Singapore)
Kerr Group, Inc. (DE)
Saffron Acquisition Corporation (DE)
Sun Coast Industries, Inc. (DE)
Setco, LLC (DE)
Tubed Products, LLC (DE)
Berry Plastics de Mexico, S. de R.L. de C.V. (Mexico)
Grupo Servicios Berpla, S. de R.L. de C.V. (Mexico)
Covalence Specialty Coatings, LLC
Covalence Specialty Adhesives, LLC
CSM Tijuana, LLC
CSM India SPV LLC
CSM Mexico SPV LLC
Rollpak Acquisition Corporation
Rollpak Corporation